Exhibit 10.10

租赁协议 Lease Agreement

甲方：常州市浒庄稻麦秸秆专业合作社

乙方：杭州野之缘农业开发有限公司

Party A: Changzhou Hu Zhuang Professional Cooperation Co., Ltd

Party B: Hangzhou Yezhiyuan Agricultural Development Co., Ltd.

今有乙方租用甲方仓库七间，共计贰佰贰拾肆平方米，租金每间每月叁佰元整，七间共计年租金为贰万伍仟贰佰元整，租用时间壹年整，2015年3月15日—2016年3月14日止，交纳款清。

Party B rents seven warehouses, a total of 224 square meters. Rent is 30,000 yuan per warehouse per month and the total annual rent for the seven warehouses is 25,200 RMB. Rental term is one year starting from March 15, 2015 and lasting until March 14, 2016. The total amount of rent has been paid.

甲方： 陈秋伟 Party A: Chen Qiuwei 乙方：谢敏剑（代） Party B: Xie Minjian